FOR IMMEDIATE RELEASE

MEDIA CONTACT:               Vicki Kessler 615-320-7532
FINANCIAL CONTACT:      Harold Carpenter 615-744-3742
WEBSITE:     www.pnfp.com

PINNACLE FINANCIAL REPORTS RECORD EARNINGS
Diluted earnings per share of $0.24 and
diluted earnings per share excluding merger related expenses of $0.27

NASHVILLE, Tenn., April 24, 2006 - Pinnacle Financial Partners, Inc. (Nasdaq: PNFP) today reported record earnings, superior credit quality and continued strong loan and deposit growth for the quarter ended March 31, 2006. Fully diluted earnings per share of $0.24 for the quarter included the impact of merger related expenses of $0.03 which were associated with its merger with Cavalry Bancorp that was effective on March 15, 2006. Fully diluted earnings per share exclusive of merger related items were $0.27 for the quarter ended March 31, 2006, compared to $0.19 fully diluted earnings per share for the quarter ended March 31, 2005, an increase of 42 percent.

FIRST QUARTER 2006 HIGHLIGHTS:
•	Record earnings growth:
o	Record net income for the first quarter of 2006 of $2.61 million, up 47 percent from the prior year’s first quarter net income of $1.78 million.
o
Diluted earnings per share for the first quarter of 2006 of $0.24, up 26 percent from the prior year’s first quarter of $0.19. Diluted earnings per share exclusive of merger related expenses were $0.27, up 42 percent from the prior year’s first quarter diluted earnings per share.

o
Revenue (the sum of net interest income and noninterest income) for the quarter ended March 31, 2006, amounted to $11.56 million, compared to $7.68 million for the same quarter of last year, an increase of 51 percent.

•	Superior credit quality:
o	Nonperforming assets were only 0.10 percent of total loans at March 31, 2006.
o	Annualized net recoveries to total loans were 0.04 percent for the period ended March 31, 2006.
•	Strong balance sheet growth:
o	Loans at March 31, 2006, were $1.24 billion, up 139 percent from the same period last year reflecting strong organic growth and the impact of the Cavalry merger.
o
Total deposits at March 31, 2006, were $1.42 billion, up 129 percent from the same period last year, with noninterest bearing demand deposit accounts up 121 percent from the same period last year reflecting strong organic growth and the impact of the Cavalry merger.

In March, Pinnacle successfully completed its acquisition of Cavalry Bancorp, which held the No. 1 market share position in rapidly growing Rutherford County. “Given the strength of our geographic footprint and our first quarter performance, we are well positioned for a very strong year. This was a great start,” said M. Terry Turner, Pinnacle president and CEO.
With its acquisition and dramatic loan and deposit growth during the first quarter, Pinnacle had total assets of more than $1.8 billion at March 31, 2006, making the company the largest financial services firm headquartered in Nashville and the second largest in Tennessee.
Pinnacle’s merger with Cavalry Bancorp was completed on March 15, 2006. Consequently, Pinnacle’s average balance sheet volumes and statement of income for the quarter ended March 31, 2006, were impacted by the Cavalry amounts for the last 16 days of the first quarter of 2006.

FINANCIAL PERFORMANCE AND BALANCE SHEET GROWTH
•
Return on average assets for the quarter ended March 31, 2006, was 0.92 percent. Return on average tangible assets (total assets less goodwill and core deposit intangibles) for the quarter ended March 31, 2006, was 0.94 percent. The return on average tangible assets exclusive of merger related items for the quarter ended March 31, 2006, was 1.04 percent, compared to 0.96 percent for the same quarter last year.

•
Return on average stockholders’ equity for the quarter ended March 31, 2006, was 11.09 percent. Return on average tangible stockholders’ equity (total stockholders’ equity less goodwill and core deposit intangibles) for the quarter ended March 31, 2006, was 14.30 percent. Return on average tangible stockholders’ equity exclusive of merger related expenses for the quarter ended March 31, 2006, was 15.77 percent, compared to 12.48 percent for the same quarter last year.

Total assets grew to $1.83 billion as of March 31, 2006, up $1.04 billion or 132 percent from the $787.4 million reported at March 31, 2005. The $1.04 billion year over year increase in total assets was comprised of $247 million in net asset growth at Pinnacle, $668 million in assets associated with the acquisition of Cavalry Bancorp and $129 million in goodwill and core deposit intangibles associated with that acquisition.
“We are extremely pleased with the accelerating growth momentum that we saw during the first quarter of this year compared to the same quarter last year both for the newly combined footprint as a whole and for the Cavalry footprint on a stand-alone basis. Many institutions actually experience attrition during this stage of a merger. We actually saw faster loan, deposit and new deposit account growth for the combined firm this year than last,” said Turner. “This would indicate that we are in fact being successful in our goal to combine these two great companies into one firm that is both bigger and better than either of us could have been on an independent basis,” he added.

REVENUE
•	Net interest income for the quarter ended March 31, 2006, was $9.51 million, compared to $6.50 million for the quarter ended March 31, 2005, an increase of 46.3 percent.
o
Net interest margin for the first quarter of 2006, was 3.65 percent, compared to a net interest margin of 3.58 percent reported for the fourth quarter of 2005 and 3.78 percent for the same period last year.

o	Percentage of daily floating rate loans to total loans was 48.5 percent at March 31, 2006.
•	Noninterest income for the quarter ended March 31, 2006, was $2.05 million, a 73.9 percent increase over the $1.18 million recorded during the same quarter in 2005.

“The yield curve continues to present challenges for us as we seek ways to expand our margins,” said Harold Carpenter, chief financial officer of Pinnacle Financial Partners. “As anticipated, the Cavalry merger did contribute to the increase in our net interest margin. Based on our current models, we believe our net interest margin for the combined firm for the second quarter should be within a range of 3.85 percent to 3.95 percent.”
“The net loan growth for the combined firm was approximately $82 million during the first quarter of 2006. Based on current sales pipelines, we anticipate another strong quarter of loan growth in the second quarter of 2006,” Carpenter said. “We continue to anticipate dramatic loan growth which we believe will result in increased revenues despite the anticipated challenging rate environment.”
At March 31, 2006, the ratio of investment securities to total assets declined to 17.3 percent from the 25.7 percent reported a year ago. Pinnacle anticipates that this ratio will approximate 17.0 to 20.0 percent during 2006.
Noninterest income during the first quarter of 2006 represented approximately 17.7 percent of total revenues, compared to 15.3 percent for the same quarter in 2005.

NONINTEREST EXPENSE
•	Noninterest expense for the quarter ended March 31, 2006, was $7.33 million.
•
Merger related charges incurred during the quarter ended March 31, 2006, were $443,000 which were consistent with expectations and amounted to approximately $0.03 per fully diluted share. These charges consisted of integration costs incurred in connection with the merger and accelerated depreciation associated with software and other technology assets which will have limited, if any, value once the conversion of data systems is complete in the second quarter of 2006.

•
During the quarter ended March 31, 2006, Pinnacle recognized compensation related to the expensing of stock options in accordance with Statement of Financial Accounting Standards No. 123R of approximately $144,000 on an after-tax basis or approximately $0.01 per fully diluted share.

•
The efficiency ratio (noninterest expense divided by net interest income and noninterest income) was 63.4 percent during the first quarter of 2006. The efficiency ratio excluding merger related expenses was 59.6 percent during the first quarter of 2006, compared to 59.6 percent during the first quarter of 2005 and compared to 61.0 percent for the quarter ended Dec. 31, 2005.

CREDIT QUALITY
•
Provision for loan losses was $387,000 for the first quarter of 2006, compared to $601,000 in the first quarter in 2005. During the first quarter of 2006, the firm recorded net recoveries of $73,000 compared to net charge-offs of $53,000 during the same period in 2005.

•	Allowance for loan losses represented 1.08 percent of total loans at March 31, 2006, compared to 1.21 percent at Dec. 31, 2005.
o	Nonperforming assets as a percentage of total loans and other real estate decreased to 0.10 percent at March 31, 2006, from 0.12 percent at March 31, 2005.

The reduction in the percentage of consolidated allowance for loan losses to total loans was attributable to the Cavalry acquisition. At March 31, 2006, we assessed the allowance requirement for Pinnacle (excluding Cavalry) using our existing methodology, and we determined the allowance component for the Cavalry loan portfolio using its existing allowance for loan loss methodology. During the second and third quarters of 2006, we will continue to review these methodologies to determine if any changes are appropriate in light of the consolidation of the respective loan portfolios.
“We remain extremely pleased with the credit quality of our firm,” said Turner. “Both Pinnacle and Cavalry have had excellent asset quality indicators for quite some time. We continue to believe that our asset quality is a key predictor of our ability to create long-term shareholder value.”

PROGRESS OF THE CAVALRY INTEGRATION
On Oct. 3, 2005, Pinnacle reported that the firm had entered into a definitive agreement to acquire the common stock of Cavalry Bancorp, a one-bank holding company in Murfreesboro, Tenn., with assets of $632 million as of Sept. 30, 2005. During December 2005, the shareholders of both Pinnacle and Cavalry voted to approve the merger. During the first quarter of 2006, all regulatory approvals were obtained and the merger was consummated on March 15, 2006.

Key Integration Milestones	Status
Consolidation of credit policies resulting in larger credit limits	Complete
Conversion of Cavalry from service bureau platform to in-house processing	Complete
Merger celebration - cultural integration kickoff	Complete
Launch of innovative communication materials discussing impact of merger on clients, associates and community using web-based technology available at www.pnfp.com and through other media	Complete
Conversion of Pinnacle data systems to target environment	On Schedule
Conversion set for late April
Conversion of Cavalry brand and signage to Pinnacle	On Schedule
Conversion set for early May

INVESTMENT OUTLOOK
Management has developed several financial forecast scenarios for the next several quarters. Based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its second quarter 2006 diluted earnings per share will approximate $0.25 to $0.27 and approximately $0.27 to $0.29 per share, exclusive of merger-related expenses. Additionally, based on anticipated growth trends and future investments in the franchise, Pinnacle estimates its 2006 earnings will approximate $1.14 to $1.19 per fully diluted share and approximately $1.18 to $1.25 per fully diluted share, exclusive merger-related expenses.
These estimates include an estimate for compensation expense of $0.05 to $0.07 per fully diluted share for the year ending December 31, 2006, related to the expensing of stock-based incentives that have been and may be granted to employees under the firm’s broad-based stock incentive plans.
As noted previously, management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments including the execution of any initiative involving the development of any market other than the current Nashville-Davidson-Murfreesboro MSA, the opportunity to hire more seasoned professionals than anticipated or the ability to grow loans significantly in excess of the levels contemplated may cause the actual results of Pinnacle to differ materially from these estimates.
Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services designed for small- to mid-sized businesses and their owners/operators. Pinnacle provides financial planning services by a certified financial planner (CFP ®), and a number of Pinnacle’s senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.
Pinnacle opened its first office in October 2000. Since then the firm has added seven other offices on a denovo basis and acquired Cavalry Bancorp with its nine offices bringing the total number of offices to 17 in the most attractive trade areas in the Nashville-Davidson-Murfreesboro MSA.
Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) the inability of Pinnacle to continue to grow its loan portfolio at historic rates, (iii) increased competition with other financial institutions, (iv) lack of sustained growth in the economy in the Nashville-Davidson-Murfreesboro MSA, (v) rapid fluctuations or unanticipated changes in interest rates, (vi) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, (vii) the inability of Pinnacle to execute its expansion plans, (viii) the inability of Pinnacle to successfully integrate the former Cavalry Bancorp's operations with Pinnacle's and (ix) changes in the legislative and regulatory environment. A more detailed description of these and other risks is contained in Pinnacle's most recent annual report on Form 10-K. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31, 2006	December 31, 2005
ASSETS
Cash and noninterest-bearing due from banks	$41,533,756	$25,935,948
Interest-bearing due from banks	2,954,669	839,960
Federal funds sold	35,103,280	31,878,362
Cash and cash equivalents	79,591,705	58,654,270

Securities available-for-sale, at fair value	288,160,347	251,749,094
Securities held-to-maturity (fair value of $26,352,705 and $26,546,297 at March 31, 2006 and December 31, 2005, respectively)	27,312,913	27,331,251
Mortgage loans held-for-sale	7,262,679	4,874,323

Loans	1,235,169,993	648,024,032
Less allowance for loan losses	(13,354,496)	(7,857,774)
Loans, net	1,221,815,497	640,166,258

Premises and equipment, net	33,989,309	12,915,595
Investments in unconsolidated subsidiaries and other entities	10,099,180	6,622,645
Accrued interest receivable	7,883,211	4,870,197
Goodwill	115,618,320	-
Core deposit intangible	13,102,395	-
Other assets	23,376,815	9,588,097
Total assets	$1,828,212,371	$1,016,771,730

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$263,700,581	$155,811,214
Interest-bearing demand	181,067,846	72,520,757
Savings and money market accounts	470,532,348	304,161,625
Time	500,477,255	277,657,129
Total deposits	1,415,778,031	810,150,725
Securities sold under agreements to repurchase	63,911,911	65,834,232
Federal Home Loan Bank advances	67,266,661	41,500,000
Subordinated debt	30,929,000	30,929,000
Accrued interest payable	3,093,184	1,884,596
Other liabilities	10,906,823	3,036,752

Total liabilities	1,591,885,610	953,335,305
Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $1.00; 20,000,000 shares authorized; 15,300,629 issued and outstanding at March 31, 2006 and 8,426,551 issued and outstanding at December 31, 2005	15,300,629	8,426,551
Additional paid-in capital	208,914,892	44,890,912
Unearned compensation	-	(169,689)
Retained earnings	15,794,187	13,182,291
Accumulated other comprehensive income (loss), net	(3,682,947)	(2,893,640)
Stockholders’ equity	236,326,761	63,436,425
Total liabilities and stockholders’ equity	$1,828,212,371	$1,016,771,730

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three months ended March 31,
	2006	2005
Interest income:
Loans, including fees	$13,178,830	6,954,365
Securities:
Taxable	2,861,118	2,021,783
Tax-exempt	400,773	201,424
Federal funds sold and other	369,675	92,162
Total interest income	16,810,396	9,269,734

Interest expense:
Deposits	5,850,307	2,153,961
Securities sold under agreements to repurchase	508,788	150,262
Federal funds purchased and other borrowings	944,498	462,537
Total interest expense	7,303,593	2,766,761
Net interest income	9,506,803	6,502,973
Provision for loan losses	387,184	601,250
Net interest income after provision for loan losses	9,119,619	5,901,723

Noninterest income:
Service charges on deposit accounts	438,269	261,700
Investment sales commissions	513,597	437,424
Insurance sales commissions	264,828	-
Gain on loans and loan participations sold, net	324,546	160,555
Gain on sales of investment securities, net	-	114,410
Other noninterest income	507,011	203,710
Total noninterest income	2,048,251	1,177,799

Noninterest expense:
Compensation and employee benefits	4,448,357	2,970,558
Equipment and occupancy	1,173,353	784,026
Marketing and other business development	190,471	113,168
Postage and supplies	185,409	135,538
Other noninterest expense	888,294	577,584
Merger related expense	443,330	-
Total noninterest expense	7,329,214	4,580,874
Income before income taxes	3,838,656	2,498,648
Income tax expense	1,226,760	718,895
Net income	$2,611,896	1,779,753

Per share information:
Basic net income per common share	$0.27	0.21
Diluted net income per common share	$0.24	0.19

Weighted average shares outstanding:
Basic	9,578,813	8,389,256
Diluted	10,745,626	9,437,183

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands)	Three months ended March 31, 2006			Three months ended March 31, 2005
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans	$761,326	$13,179	7.02%	$488,313	$6,954	5.78%
Securities:
Taxable	241,750	2,861	4.80%	184,926	2,022	4.43%
Tax-exempt (1)	44,571	401	4.81%	23,327	202	4.50%
Federal funds sold	22,621	281	5.04%	8,848	46	2.10%
Other	4,617	89	7.96%	3,276	46	6.50%
Total interest-earning assets	1,074,885	16,811	6.39%	708,690	9,270	5.34%
Nonearning assets	78,938			48,194
Total assets	1,153,823			$756,884

Interest-bearing liabilities:
Interest bearing deposits
Interest checking	$104,123	$481	1.88%	$57,738	$72	0.51%
Savings and money market	344,852	2,350	2.76%	222,079	698	1.27%
Certificates of deposit	314,992	3,019	3.89%	216,612	1,384	2.59%
Total deposits	763,967	5,850	3.11%	496,429	2,154	1.76%
Securities sold under agreements to repurchase	59,723	508	3.46%	38,149	150	1.60%
Federal funds purchased	375	5	4.82%	614	4	2.76%
Federal Home Loan Bank advances	46,336	455	3.98%	50,233	323	2.61%
Subordinated debt	30,929	486	6.36%	10,310	136	5.33%
Total interest-bearing liabilities	901,330	7,304	3.29%	595,735	2,767	1.88%
Noninterest-bearing deposits	152,247	-	-	100,929	-	-
Total deposits and interest-bearing liabilities	1,053,577	7,304	2.81%	696,664	2,767	1.61%
Other liabilities	4,711			1,800
Stockholders' equity	95,535			58,420
	$1,153,823			$756,884
Net interest income		$9,507			$6,503
Net interest spread (2)			3.10%			3.46%
Net interest margin (3)			3.65%			3.78%

(1)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(2)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.
(3)	Net interest margin is the result of annualized net interest income divided by average interest-earning assets for the period.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands, except per share data)	Mar 2006	Dec 2005	Sept 2005	June 2005	Mar 2005	Dec 2004
Balance sheet data, at quarter end:
Total assets	$1,828,212	1,016,772	978,539	872,076	787,436	727,139
Total loans	1,235,170	648,024	604,225	556,786	516,733	472,362
Allowance for loan losses	(13,354)	(7,858)	(7,231)	(6,659)	(6,198)	(5,650)
Securities	315,473	279,080	246,914	227,938	202,223	208,170
Noninterest-bearing deposits	263,701	155,811	154,440	142,794	119,212	114,318
Total deposits	1,415,778	810,151	788,628	689,919	619,021	570,727
Securities sold under agreements to repurchase	63,912	65,834	67,652	57,677	46,388	31,928
Advances from FHLB	67,267	41,500	24,500	49,500	51,500	53,500
Subordinated debt	30,929	30,929	30,929	10,310	10,310	10,310
Total stockholders’ equity	236,327	63,436	62,883	61,501	57,657	57,880

Balance sheet data, quarterly averages:
Total assets	$1,153,823	986,106	914,801	822,344	756,884	707,131
Total loans	761,326	634,175	587,902	537,313	488,313	448,611
Securities	286,321	273,487	240,525	222,172	208,253	203,728
Total earning assets	1,074,885	937,357	866,706	778,094	708,690	670,839
Noninterest-bearing deposits	152,247	136,143	125,447	111,937	100,929	95,123
Total deposits	763,967	796,792	730,446	640,676	597,358	562,936
Securities sold under agreements to repurchase	59,723	67,874	63,337	49,883	38,149	23,520
Advances from FHLB	46,336	22,663	41,456	54,951	50,233	48,022
Subordinated debt	30,929	30,929	13,896	10,310	10,310	10,310
Total stockholders’ equity	95,535	63,199	62,338	59,569	58,420	57,721

Statement of operations data, for the three months ended:
Interest income	$16,811	14,118	12,379	10,544	9,270	8,574
Interest expense	7,304	5,831	4,923	3,749	2,767	2,296
Net interest income	9,507	8,287	7,456	6,795	6,503	6,278
Provision for loan losses	387	702	366	483	601	1,134
Net interest income after provision for loan losses	9,120	7,585	7,089	6,312	5,902	5,144
Noninterest income	2,048	1,501	1,299	1,413	1,178	1,246
Noninterest expense	7,329	5,967	5,521	4,963	4,581	4,127
Income before taxes	3,839	3,119	2,867	2,762	2,499	2,263
Income tax expense	1,227	881	789	803	719	574
Net income	$2,612	2,238	2,078	1,959	1,780	1,689

Per share data:
Earnings - basic	$0.27	0.27	0.25	0.23	0.21	0.20
Earnings - diluted	$0.24	0.24	0.22	0.21	0.19	0.18
Book value at quarter end (1)	$15.45	7.53	7.47	7.32	6.87	6.90

Weighted avg. shares - basic	9,578,813	8,425,717	8,417,980	8,401,198	8,389,256	8,389,232
Weighted avg. shares - diluted	10,745,626	9,490,447	9,495,187	9,434,260	9,437,183	9,448,696
Common shares outstanding	15,300,629	8,426,551	8,424,217	8,405,891	8,391,371	8,389,232

Capital ratios (2):
Stockholders’ equity to total assets	12.9%	6.2%	6.4%	7.1%	7.3%	8.0%
Leverage	14.7%	9.3%	9.3%	8.8%	9.2%	9.7%
Tier one risk-based	10.4%	11.0%	10.9%	10.0%	10.6%	11.7%
Total risk-based	11.9%	11.9%	13.0%	10.9%	11.5%	12.7%

Investor information:
Closing sales price	$27.44	24.98	25.18	24.00	20.72	22.62
High sales price during quarter	$28.84	25.96	26.65	25.14	24.05	25.10
Low sales price during quarter	$24.87	21.70	22.67	20.50	20.72	22.05

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands, except per share data)	Mar 2006	Dec 2005	Sept 2005	June 2005	Mar 2005	Dec 2004
Performance ratios and other data:
Return on avg. assets (3)	0.92%	0.90%	0.90%	0.96%	0.96%	0.95%
Return on avg. equity (3)	11.09%	14.05%	13.23%	13.21%	12.48%	11.61%
Net interest margin (4)	3.65%	3.58%	3.48%	3.57%	3.78%	3.78%
Noninterest income to total revenue (5)	17.7%	15.3%	14.8%	17.2%	15.3%	16.6%
Noninterest income to avg. assets (3)	0.72%	0.60%	0.56%	0.69%	0.62%	0.70%
Noninterest exp. to avg. assets (3)	2.58%	2.40%	2.39%	2.42%	2.42%	2.33%
Efficiency ratio (6)	63.4%	61.0%	63.1%	60.4%	59.6%	54.9%
Avg. loans to average deposits	83.1%	79.7%	80.5%	83.9%	81.7%	79.7%
Securities to total assets	17.3%	27.4%	25.2%	26.1%	25.7%	29.1%
Average interest-earning assets to average interest-bearing liabilities	119.3%	117.7%	119.8%	120.0%	119.0%	121.9%
Brokered time deposits to total deposits	3.3%	6.6%	7.2%	8.6%	8.3%	7.6%

Selected growth rates, last twelve months (7):
Total average assets	52.4%	39.5%	47.9%	48.6%	48.9%	55.6%
Average loans	55.9%	41.5%	49.9%	56.2%	59.3%	58.3%
Total average deposits	53.9%	41.5%	50.5%	46.3%	48.4%	58.2%

Total revenue (5)	50.4%	30.1%	27.0%	46.6%	45.4%	58.6%
Total noninterest expense	60.0%	44.6%	40.9%	41.9%	38.0%	29.1%
Diluted earnings per share	26.3%	33.3%	37.5%	50.0%	46.2%	68.3%

Asset quality information and ratios:
Nonaccrual loans and other real estate	$1,201	460	61	596	596	561
Past due loans over 90 days and still accruing interest	$-	-	8	66	47	146
Net loan charge-offs (recoveries) (8)	$(73)	76	(206)	22	53	918
Allowance for loan losses to total loans	1.08%	1.21%	1.20%	1.20%	1.20%	1.20%
As a percentage of total loans and ORE:
Past due loans over 30 days	0.52%	0.58%	0.10%	0.21%	0.27%	0.37%
Nonperforming assets	0.10%	0.07%	0.01%	0.11%	0.12%	0.12%
Potential problem loans (9)	0.63%	0.20%	0.37%	0.18%	0.08%	0.02%
Annualized net loan charge-offs (recoveries) to avg. loans (10)	(0.04)%	(0.01)%	(0.03)%	0.02%	0.04%	0.27%
Avg. commercial loan internal risk ratings (9)	4.1	3.8	3.9	3.8	3.8	3.9
Avg. loan account balances (11)	$105	180	172	171	162	161

Interest rates and yields:
Loans	7.02%	6.72%	6.40%	5.98%	5.78%	5.58%
Securities	4.80%	4.58%	4.40%	4.42%	4.44%	4.34%
Federal funds sold and other	5.54%	4.83%	3.72%	3.90%	3.41%	2.72%
Total earning assets	6.39%	6.03%	5.73%	5.48%	5.34%	5.12%
Total deposits, including non-interest bearing	2.59%	2.34%	2.16%	1.80%	1.46%	1.30%
Securities sold under agreements to repurchase	3.46%	2.99%	2.50%	2.04%	1.60%	0.85%
Federal funds purchased and FHLB advances	3.99%	2.50%	3.22%	3.12%	2.61%	2.34%
Subordinated debt	6.36%	6.14%	6.22%	5.98%	5.32%	4.77%
Total deposits and other interest-bearing liabilities	2.81%	2.52%	2.30%	1.98%	1.61%	1.42%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

(dollars in thousands, except per share data)	Mar 2006	Dec 2005	Sept 2005	June 2005	Mar 2005	Dec 2004
Other information:
Gains (losses) on sale of loans and loan participations sold:
Mortgage loan originations:
Gross loans originated	$24,034	31,792	31,066	27,239	21,360	17,584
Gross fees (12)	$389	485	533	419	364	378
Gross fees as a percentage of mortgage loans originated	1.62%	1.53%	1.72%	1.54%	1.70%	2.14%
Loan participations sold	$74	41	(26)	152	(15)	56
Gains on sales of investment securities, net	$-	-	-	-	114	-
Brokerage account assets, at quarter-end (13)	$540,000	441,000	428,000	419,000	400,000	398,000
Floating rate loans as a percentage of loans (14)	48.5%	53.5%	56.2%	55.9%	55.5%	56.0%
Balance of loan participations sold to other banks and serviced by Pinnacle, at quarter end	$104,756	62,722	55,887	64,474	58,844	57,678
Core deposits to total funding (15)	68.1%	59.5%	60.7%	57.3%	58.7%	60.8%
Total assets per full-time equivalent employee	$4,968	6,498	6,396	5,952	5,988	5,960
Annualized revenues per full-time equivalent employee	$205.0	250.2	228.9	227.0	233.6	246.7
Number of employees (full-time equivalent)	368.0	156.5	153.0	146.5	131.5	122.0
Associate retention rate (16)	93.2%	94.3%	95.5%	96.6%	99.2%	98.4%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

	As of and for the three months ended
(dollars in thousands, except per share data)	March 31, 2006	March 31, 2005
Reconciliation of Non-GAAP measures:
Tangible assets:
Total assets	$1,828,212	$787,436
Less: Goodwill	(115,618)	-
Core deposit intangible	(13,102)	-
Net tangible assets	$1,699,492	$787,436

Tangible equity:
Total stockholders’ equity	$236,327	$57,657
Less: Goodwill	(115,618)	-
Core deposit intangible	(13,102)	-
Net tangible equity	$107,607	$57,657

Tangible average assets:
Total average assets	$1,153,823	$756,884
Less: Average goodwill	(19,269)	-
Average core deposit intangible	(2,184)	-
Net tangible average assets	$1,132,370	$756,884

Tangible average equity:
Total average stockholders’ equity	$95,535	$58,420
Less: Average goodwill	(19,269)	-
Average core deposit intangible	(2,184)	-
Net tangible average stockholders’ equity	$74,082	$58,420

Net income	$2,612	$1,780
Impact of merger related expense, net of tax (17)	269	-
Net income before impact of merger related expense	$2,881	$1,780
Fully-diluted earnings per share before impact of merger related expense	$0.27	$0.19

Tangible equity divided by tangible assets	6.33%	7.32%

Tangible equity per common share	$7.03	$6.87

Return on tangible average assets (annualized)	0.94%	0.96%
Impact of merger related expense, net of tax (annualized)	0.10%	-
Return on tangible average assets before impact of merger related expense (annualized)	1.04%	0.96%

Return on tangible average stockholders’ equity (annualized)	14.30%	12.48%
Impact of merger related expense, net of tax	1.47%	-
Return on tangible average stockholders’ equity before impact of merger related expense (annualized)	15.77%	12.48%

Efficiency ratio	63.4%	59.6%
Impact of merger related expense	(3.8)%	-
Efficiency ratio before impact of merger related expense	59.6%	59.6%

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

	Anticipated Earnings Estimate Ranges
	Second Quarter 2006		Year ended December 31, 2006
	Low	High	Low	High
Projected 2006 EPS Reconciliation Excluding Impact of Merger Related Expense:

Estimated diluted earnings per share	$0.25	$0.27	$1.14	$1.19
Add: Projected merger related expense	$0.02	$0.02	$0.04	$0.06
Adjusted estimated diluted earnings per share to exclude merger related expense	$0.27	$0.29	$1.18	$1.25

Projected 2006 EPS Reconciliation Excluding Impact of Stock Compensation Expense:

Estimated diluted earnings per share	$0.25	$0.27	$1.14	$1.19
Add: Projected stock compensation expense	$0.01	$0.02	$0.05	$0.07
Adjusted estimated diluted earnings per share to exclude stock compensation expense	$0.26	$0.29	$1.19	$1.26

(1)	Book value per share computed by dividing total stockholders’ equity by common shares outstanding
(2)	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
Equity to total assets - End of period total stockholders’ equity as a percentage of end of period assets.
Leverage - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based - Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
(3)	Ratios are presented on an annualized basis.
(4)	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
(5)	Total revenue is equal to the sum of net interest income and noninterest income.
(6)	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(7)	Growth rates are calculated by dividing amounts for the current quarter by the same quarter of the previous year.
(8)
During the fourth quarter of 2004, the Company incurred two large commercial charge-offs of approximately $850,000 which had been previously on nonaccruing status. During the third quarter of 2005, the Company recorded a recovery of $230,000 related to one of these commercial loans.

(9)
Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse are considered potential problem loans. Potential problem loans do not include nonperforming loans. Generally, consumer loans are not subjected to internal risk ratings.

(10)	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
(11)	Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.
(12)	Amounts are included in the statement of income in “Gains on the sale of loans and loan participations sold.”
(13)	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
(14)	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
(15)
Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $100,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

(16)
Associate retention rate does not include the Murfreesboro operations and is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

(17)	Represents merger related expenses of $443,000, net of income tax benefit of $174,000 for first quarter of 2006.